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                                                          Exhibit 10.28

                      REIMBURSEMENT AND SECURITY AGREEMENT

       REIMBURSEMENT AND SECURITY AGREEMENT, dated as of February 5, 1999 (this "Agreement"), is by and between Option Care, Inc., a Delaware corporation (the "Company"), and the John N. Kapoor Trust dtd. 9/20/89 (the "Trust").

                                   WITNESSETH:

       WHEREAS, the Company had entered into a Loan and Security Agreement dated as of February 5, 1999 (the "Loan Agreement" or the "Senior Loan") with the BankAmerica Business Credit, Inc. (the "Lender") pursuant to which Loan Agreement the Lender has agreed to lend to the Company and to the other "Borrowers" parties thereto up to $25,000,000 to fund working capital needs, certain permitted acquisitions and general business purposes; and

       WHEREAS, as additional security for the payment of the Loan, the Company has requested the Trust to provide an irrevocable letter of credit in favor of the Lender in the form of Exhibit A hereto (such letter of credit and any succeeding letter of credit as described in Section 7.04 hereof being herein called the "Letter of Credit,") in an amount not exceeding $7,000,000 to secure payment of the Obligations as defined in the Loan Agreement; and

       WHEREAS, as security for all indebtedness and obligations of the Company to the Trust under this Agreement and the other Operative Documents (as defined herein), the Company will execute and deliver, or cause to be executed and delivered, to the Trust the Security Documents (as defined herein), and

       WHEREAS, the Trust has agreed to provide the Letter of Credit on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises, the Company and the Trust hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

       SECTION 1.01 CERTAIN DEFINED TERMS. In addition to terms elsewhere defined herein, the following terms shall have the following respective meanings:

       "ADMINISTRATIVE FEE" shall mean the fee payable in accordance with
Section 2.02(b).

       "BASE RATE" shall mean the per annum rate announced by the Letter of Credit Bank from time to time as its "prime rate" or "base rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Letter of Credit Bank to any of its customers) which Base Rate shall change simultaneously with any change in such announced rate.

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       "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which the Letter of Credit Bank is not open to the public for carrying on substantially all of its banking functions in Chicago, Illinois.

       "CAPITAL LEASE" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

       "CLOSING DATE" shall mean the date of this Agreement which shall be the same date as the Loan Agreement is dated.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

       "COMPANY COLLATERAL" shall have the meaning described in Section 2.09 hereof.

       "CONTINGENT LIABILITIES" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obliger, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

       "CONVERSION PERIOD" shall have the meaning described in Section 2.04(a).

       "CONVERSION PRICE" shall have the meaning described in Section 2.04(a).

       "CONVERTIBLE NOTE" shall mean a note in the form of the Convertible Note attached hereto as Exhibit B.

       "DEFAULT" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

       "DOLLARS" and "$" shall mean the lawful money of the United States of America.

       "ENVIRONMENTAL LAWS" as of any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

       "ERISA AFFILIATE" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

       "EVENT OF DEFAULT" shall mean any of the events or conditions described in Section 6.01.

       "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.01(g) hereof.

       "HAZARDOUS MATERIALS" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

       "INDEBTEDNESS" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable,


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as obliger, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

       "LETTER OF CREDIT BANK" shall mean The Northern Trust Company, as issuer of the Letter of Credit, or any other bank which shall hereafter issue a Substitute Letter of Credit.

       "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

       "LOAN" shall have the meaning described in Section 2.04(a).

       "MONITORING FEE" shall mean the fee payable in accordance with Section 2.02(c).

       "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" as defined in
Section 4001(a) (3) of ERISA or Section 414(f) of the Code.

       "OPERATIVE DOCUMENTS" shall mean the Loan Agreement, the Letter of Credit, this Agreement, the Convertible Note, the Security Documents, the Subordination Agreement and any other agreement or instrument relating thereto.

       "OVERDUE RATE" shall mean a rate per annum equal to the sum of 300 basis points (3%) per annum plus the Base Rate.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

       "PERMITTED LIENS" shall mean Liens permitted by Section 5.02(b) hereof.

       "PERSON" or "PERSON" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a limited liability company, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.


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

       "PLAN" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any subsidiary of such person or any ERISA Affiliate, or by any other person if such person or any ERISA Affiliate could have liability with respect to such pension plan.

       "PROHIBITED TRANSACTION" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA (and not exempt under Section 408 of ERISA) or Section 4975 of the Code.

       "REPORTABLE EVENT" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

       "SECURITY DOCUMENTS" shall mean this Agreement (to the extent it grants a security interest), and all other related agreements and documents, including financing statements and similar documents, in each case including any amendments, supplements, replacements or modifications thereof delivered pursuant to this Agreement or otherwise entered into by any person to secure the obligations of the Company under this Agreement.

       "SUBORDINATED DEBT" of any person shall mean, as of any date, that Indebtedness of such person which is expressly subordinate and junior in right and priority of payment to all Indebtedness owing to another person in manner and by agreement satisfactory in form and substance to the holder of the senior debt.

       "SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated the date hereof, by and among the Company, the Trust and the Lender, as the same shall be amended, extended, modified or supplemented from time to time.

       "SUBSIDIARY" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

       "SUBSTITUTE LETTER OF CREDIT" shall mean any letter of credit which shall be issued in substitution of the Letter of Credit.


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

       "TERMINATION DATE" shall have the meaning described in Section 2.01(a) hereof.

       "UCC" shall have the meaning described in Section 2.09 hereof.

       "UNFUNDED BENEFIT LIABILITIES" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

       SECTION 1.02 OTHER DEFINITIONS: RULES OF CONSTRUCTION. As used herein, the terms "Company", "Trust" and "Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement and the terms "Lender", "Loan Agreement", "Senior Loan", and "Letter of Credit" shall have the meanings ascribed thereto in the prefacing recitals of this Agreement. Such terms, together with the other terms defined in Section 1.01 hereof and elsewhere herein shall include both the singular and the plural forms thereof and shall be construed accordingly. All financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles existing on the date hereof unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II.

                    AMOUNT AND TERMS OF THE LETTER OF CREDIT

       SECTION 2.01 THE LETTER OF CREDIT. The Trust agrees, on the terms and subject to the conditions hereinafter set forth, to cause the Letter of Credit to be issued for the benefit of the Lender in an amount not to exceed $7,000,000 and expiring on or before January 31, 2000 unless extended by the Trust pursuant to the provisions of Section 7.04 hereof (the "Termination Date"). Delivery of the Letter of Credit will be conditioned upon satisfaction of the conditions precedent set forth in Section 3.01 hereof.

       SECTION 2.02 LETTER OF CREDIT FEES. In consideration for the Trust's delivery of the Letter of Credit, the Company agrees to make the following payments to the Trust:

       (a) Upon delivery of the Letter of Credit the Company shall reimburse the Trust for its reasonable legal fees incurred in connection with the transactions herein described; and

       (b) To the extent permitted by the Subordination Agreement upon delivery of the


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Letter of Credit and thereafter , on the first day of each month, beginning with the first month following delivery of the Letter of Credit, the Company shall pay the Trust an administrative fee of $13,500 per month (the "Administrative Fee"); provided, however, that in the event that the amount of the Letter of Credit shall be reduced in accordance with the provisions of Section 7.5(b) of the Loan Agreement, the Administrative Fee otherwise payable to the Trust for the month following such reduction and thereafter shall be proportionately reduced to reflect the lower amount represented by the Letter of Credit.

       (c) Upon delivery of the Letter of Credit and thereafter on the first day of each month, beginning with the first month following delivery of the Letter of Credit, the Company shall pay to E.J. Financial Enterprises, Inc., a monitoring fee of $4,000 per month (the "Monitoring Fee").

       SECTION 2.03 REIMBURSEMENT. Unless the Company shall have obtained a Loan from the Trust pursuant to Section 2.04, the Company hereby agrees to pay to the Trust (i) on any date on which the Trust shall be required to reimburse the Letter of Credit Bank for a draft presented under the Letter of Credit, a sum equal to the amount so paid by the Trust plus any and all reasonable out-of-pocket expenses which the Trust may pay or incur relative to the Letter of Credit, (ii) forthwith upon demand by the Trust, any and all expenses incurred by the Trust in enforcing or protecting any rights under this Agreement or any of the other Operative Documents, including without limitation reasonable attorneys' fees relating to such enforcement or protection, and (iii) forthwith upon demand by the Trust, interest on any and all amounts remaining unpaid by the Company under this Agreement at any time from the date any such amount becomes payable until payment in full, at the Overdue Rate.

       SECTION 2.04 MAKING OF LOANS (a) The Company may, at its option, or any date on which the Company shall be required to reimburse the Trust for a draw on the Letter of Credit, and provided that no Event of Default shall have occurred and be continuing, elect to not reimburse the Trust and instead the Company shall be deemed, without further action on its part, to have obtained a loan or loans (collectively the "Loan") for the amount of the reimbursement in accordance with and subject to the terms and conditions set forth in this
Section 2.04.

       (b) Each Loan shall be evidenced by the Convertible Note to be executed by the Company and delivered to the Trust on the Closing Date. The Convertible Note shall be dated as of the Closing Date. The Trust shall, and is hereby authorized by the Company, to endorse on the schedule forming a part of the Convertible Note appropriate notations evidencing the date, amount and maturity of each Loan and the date and amount of each payment of principal on each Loan received from the Company.

       (c) The Loan shall mature on the earlier of (i) the date that the Trust shall elect to convert the full outstanding principal of the Convertible Note in accordance with Section 2.05 or


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(ii) January 31, 2000 ("Maturity"). Unless the Convertible Note shall have been fully converted in accordance with Section 2.05, all principal shall be due and payable in a single balloon payment on January 31, 2000 or such earlier date as shall be consented to by the Trust; provided, however, that no principal on the Loan shall be paid without the written consent of the Lender so long as the Subordination Agreement is in effect.

       (d) The principal amount of any Loan from time to time outstanding and unpaid shall bear interest calculated at 200 basis points (2%) over the "Base Rate" of interest. The effective date of any change in said Base Rate shall for purposes hereof be the date the rate is changed by the Lender and such rate shall be adjusted each January 1, April 1, July 1 and October 1 during which time any part of the Loan is outstanding.

       (e) Interest on the balance of the Loan outstanding from time to time shall be payable simultaneous with the payment of principal provided for in the Convertible Note or, upon conversion of the Convertible Note in accordance with
Section 2.05 hereof, all interest due and owing on the portion of the Convertible Note so converted shall be paid on or prior to the date of conversion. Interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. All payments received by the Trust from the Company shall first be applied to accrued interest, if any, and unpaid expenses and then to principal. Any amount of principal or interest in the Convertible Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at the Overdue Rate.

       (f) With the consent of the Trust, the Company may prepay the entire outstanding principal and interest of the Loan, without any prepayment penalty whatsoever; provided, however, (i) the Company shall have first given the Trust fifteen (15) days prior written notice of the Company's intent to make such prepayment, (ii) the Trust shall give its written consent to such prepayment, which consent may be withheld by Trust for any reason, (iii) the Trust shall not, prior to the date set for prepayment, have elected, or announced its intention to convert, all or a portion of the Loan into shares of stock of the Company pursuant to Section 2.05 hereof, and (iv) the Company shall concurrently with the prepayment of the Loan pay all interest then accrued and unpaid on the Loan; provided that no such prepayment may occur without the written consent of the Lender so long as the Subordination Agreement is in effect.

       SECTION 2.05 RIGHT TO CONVERT; CONVERSION PRICE.

       (a) Subject to and upon compliance with the provisions hereof, the holder of the Convertible Note shall have the right, at such holder's option, at any time up to and including January 31, 2000 or until the Convertible Note shall have been paid in full (the "Conversion Period"), to convert all or any portion of the unpaid amount of such Convertible Note into Common Stock of the Company at a price per share equal to the average closing price per share


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of the Common Stock during the five days preceding the date of the Company's election to obtain a Loan (in the event that more than one Loan has been obtained the price for each Loan shall be computed separately) ("Conversion Price"). The number of shares of the Common Stock of the Company into which any Convertible Note shall be convertible shall be subject to adjustment pursuant to the further provisions of this Section 2.05.

       In order to convert the Convertible Note, the holder thereof shall surrender the Convertible Note to the Company at its principal office at 100 Corporate North, Suite 212, Bannockburn, Illinois (or such other office or agency of the Company as the Company may designate by notice in writing to the holder of the Convertible Note), accompanied by a written statement designating the principal amount of such Convertible Note and the Conversion Price applicable to the portion of the Loan so converted. If the Convertible Note is converted in part only, the Company shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Company, a new Convertible
Note in principal amount equal to the unconverted portion of such Convertible Note.

       (b) Within a reasonable time, not exceeding fifteen (15) days after the receipt of the written statement referred to in subsection 2.05(a) and surrender of the Convertible Note as aforesaid, the Company shall issue and deliver to the holder thereof (hereinafter in this subsection, the term "holder" shall include the nominee of any such holder), registered in the name of such holder, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note (or specified portion thereof). To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price and the number of shares of Common Stock issuable in connection with such conversion shall be determined as of the close of business on the date on which such written statement shall have been received by the Company and the Convertible Note shall have been surrendered as aforesaid, and at such time the rights of the holder of the Convertible Note as to the converted portion of the principal of the Convertible Note shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. The Company will, at the time of such conversion, in whole or in part, upon request of the holder of the Convertible Note, acknowledge in writing its continuing obligation to such holder in respect of any rights (including, without limitation, any right of registration of the shares of Common Stock issued upon such conversion) to which such holder shall continue to be entitled under this Agreement (including issuance of a new Convertible Note for any non-converted portion of the Note) after such conversion; provided, that the failure of such holder to make any such requests shall not affect the continuing obligation of the Company to such holder in respect of such rights.

       (c) No payment or adjustments shall be made upon any conversion on account of any


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cash dividends on the Common Stock issued upon such conversion.
The Company shall pay all interest on the Convertible Note surrendered for conversion, accrued to the date upon which the above-mentioned written statement shall have been received by the Company.

       (d) In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of a subdivision and increased in the case of a combination. Similarly, in case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of shares of the Company's capital stock convertible with Common Stock, the Conversion Price shall forthwith be proportionately decreased as of the record date for such divided or distributions. Further, in the case of any reclassification or change of outstanding shares of Common Stock, in the case of any consolidation or merger of the Company with or into another corporation or in the case of any sale or conveyance to another corporation of the property of the Company as an entity or substantially as an entity, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provisions whereby the holder of the Convertible Note shall thereafter have the right to receive on conversion of the Convertible Note the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of the Convertible Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event that further adjustments to the Conversion Price are warranted and are not addressed above, the parties will negotiate in good faith to resolve such differences and, in the absence of agreement will submit resolution of any such matters to binding arbitration before the Chicago chapter of the American Arbitration Association.

       SECTION 2.06 PAYMENTS AND COMPUTATIONS. The Company shall make each payment hereunder in lawful money of the United States of America to the Trust at its address referred to in Section 7.02 hereof in immediately available funds. All computations of interest, commissions and fees hereunder shall be made by the Trust on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.

       SECTION 2.07 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such payment.

       SECTION 2.08 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable and shall remain in full force and


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

effect until this Agreement and the Letter of Credit are terminated with no outstanding reimbursement obligations or other amounts owing hereunder or under the Convertible Note or the entire principal of, premium, if any, and interest on the Senior Loan shall have been paid, or a sufficient amount of the Loan shall have been paid so as to cause the Lender to release the Letter of Credit and thereafter until all of the obligations of the Company to the Trust hereunder and under the Operative Documents, including, but not limited to the Convertible Note, shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

       (a) Any lack of validity or enforceability of any of the Operative Documents;

       (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Operative Documents;

       (c) The existence of any claim, setoff, defense or other right which the Company may have at any time against the Lender, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Lender, any such beneficiary or any such transferee may be acting), the Letter of Credit Bank, the Trust or any other person or entity, whether in connection with this Agreement, any of the Operative Documents, the transactions contemplated herein or therein or any unrelated transactions;

       (d) Any draft or other statement or document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

       (e) Payment by the Letter of Credit Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; provided, however, that in any such event, upon payment in full of the Trust, the Company shall be subrogated to the Trust's rights against the Letter of Credit Bank;

       (f) Any failure, omission, delay or lack on the part of the Trust or any party to any of the Operative Documents in enforcing, asserting or exercising any right, power or remedy conferred upon the Trust or any such party under this Agreement or any of the Operative Documents, or any other acts or omissions on the part of the Trust or any such party;

       (g) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company, the receivership, insolvency, bankruptcy,


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assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting the Company or any of the assets of either of them, or any allegation or contest of the validity of this Agreement or any of the Operative Documents, in any such proceeding;

       (h) Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in this Agreement; or

       (i) No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Company has or may have against the Lenders shall be available hereunder to the Company against the Trust.

       SECTION 2.09 SECURITY AND COLLATERAL. Subject to the provisions of the Subordination Agreement regarding subordination of the Trust's security interest to the interest of the Lender, the Company, to secure all indebtedness and obligations of the Company to the Trust under this Agreement and under the other Operative Documents, hereby assigns to the Trust and grants to the Trust a security interest in and to the following, and each item thereof, whether now owned or now due, or in which the Company has an interest, or in which the Company obtains an interest, or which the Company hereafter acquired, or which becomes due, and all products, proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property of the Company in which the Trust now or may in the future be granted a security interest hereunder or under or in any other Operative Document, being referred to herein as the "Company Collateral"; all capitalized terms used in this description of the Company Collateral which are not otherwise defined herein have the meaning ascribed to such terms in the Uniform Commercial Code as presently in effect in the State of Illinois ("UCC"): Accounts and Accounts Receivable; Inventory; General Intangibles; Equipment; Goods; Fixtures; Contract Rights; Chattel Paper; Instruments; Documents of Title; Documents; policies and certificates of insurance; Securities; Investment Property; Securities Entitlements; Security Accounts; deposits, deposit accounts; impressed accounts; compensating balances; money; cash; insurance proceeds, refunds, and premium rebates; warranty claims; tax refunds and rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; licenses; franchises, license agreements, including all rights of Company to enforce same; permits; certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; development ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, discs, semi-conductor chips and printouts; trade secrets, copyrights, trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; all other general intangible property in the nature of intellectual property; all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing.

       SECTION 2.10 CONFIRMATION OF SECURITY DOCUMENTS. To secure all indebtedness and obligations of the Company to the Trust under this Agreement, the Convertible Note and the other Operative Documents, the Company hereby represents, warrants and agrees as follows:

       (a) The Company previously executed and delivered or shall execute and deliver pursuant hereto the Security Documents.

       (b) The Company hereby further confirms its agreement that the Security Documents secure or guarantee all indebtedness, obligations and liabilities of the Company to the Trust, including, without limitation, all the indebtedness, obligations and liabilities of the Company to the Trust pursuant to this Agreement.

       (c) The Company confirms and agrees that all references in the Security Documents to the terms "Liabilities", "Obligations", "Secured Obligations" or terms of like import shall include, without limitation, all indebtedness, obligations and liabilities of the Company to the Trust pursuant to this Agreement and the Convertible Note.

       (d) The Company hereby represents and warrants that the representations and warranties contained in the Security Documents executed and delivered by it are true and correct on and as of the date of this Agreement with the same force and effect as if made on such date.

       (e) The Security Documents are ratified and confirmed and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

                                  ARTICLE III.

                             CONDITIONS OF ISSUANCE

       SECTION 3.01 CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the Trust to deliver the Letter of Credit is subject to the satisfaction of the following conditions precedent:

       (a) DOCUMENTS. On or before the date of delivery of the Letter of Credit, the Trust shall have received the following documents, each in form and substance satisfactory to the

Trust:

              (i) ORGANIZATIONAL DOCUMENTS. A copy of the articles of organization of the Company, certified to a current date by the Delaware Secretary of State, together with current Certificates of Good Standing of the Company in Delaware and Illinois issued by the Secretary of State of each of those respective states, all certified as true and correct on the Closing Date by an authorized member of the Company.

              (ii) BY-LAWS AND CORPORATE AUTHORIZATIONS. Copies of the By-laws of the Company and corporate resolutions of the Company approving this Agreement and the Operative Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and copies of all other documents evidencing necessary action of the Company with respect to this Agreement, all certified as true and correct on the Closing Date by the Company's secretary.

              (iii) INCUMBENCY CERTIFICATE. A certificate of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers of the Company authorized to act on behalf of the Company in connection with the Operative Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby, certified as true and correct as of the Closing Date by a duly authorized officer of the Company.

              (iv) CONSENTS, APPROVALS, ETC. Copies of all consents and approvals necessary for the Company to enter into this Agreement, the Loan Agreement, the Convertible Note, the Operative Documents to which the Company is a party and the transactions contemplated herein and therein, together with a certificate of an authorized officer of the Company dated such date of issuance stating that such approvals are true and correct copies thereof and are in full force and effect at such date, or if none are required a certificate to that effect executed by an authorized officer of the Company.

              (v) SECURITY DOCUMENTS. The Security Documents, duly executed on behalf of the Company and any other requisite person, as the case may be, granting to the Trust the collateral and security intended to be provided pursuant hereto, together with all closing documentation provided for thereunder, and together with:

                     (A) RECORDING, FILING, ETC. Evidence of the recordation, filing and other action (including payments of any applicable taxes or fees) in such jurisdictions as the Trust may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Trust may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Trust thereunder, together with Uniform Commercial Code record searches in such offices as the Trust may request;

                     (B) CASUALTY AND OTHER INSURANCE. Certificates evidencing liability and property damage insurance with respect to the Company's property in such amounts, on such terms and covering such risks as are usually carried by companies engaged in similar businesses, owning similar properties and which are similarly situated;

              (vi) OPERATIVE DOCUMENTS. An executed copy of the Loan Agreement, the Convertible Note and each of the other Operative Documents.

              (vii) COMPANY CLOSING CERTIFICATE. A certificate of an authorized officer of the Company as to the matters set forth in Sections 3.01(b) and (c) below.

              (viii) OTHER DOCUMENTS. Such other documents, instruments, approvals or opinions (and, if requested by the Trustee, certified duplicates of executed copies thereof) as the Trust may reasonably request.

       (b) NO MISREPRESENTATION. The representations and warranties of the Company contained in Article IV of this Agreement are true and correct on and as of the Closing Date as though made on and as of such date.

       (c) NO DEFAULT. No event has occurred and is continuing, or would result from such issuance, which constitutes a Default or an Event of Default.

       (d) PRIOR LOAN. Evidence, satisfactory to the Trust and the Trust's counsel, of the payment in full of the obligation owed under that certain loan agreement dated as of December 23, 1996 among the Company and the financial institution named in such loan agreement for which PNC, National Association serves as agent (the "Prior Loan") and the release and return to the Trust of the letter of credit provided by the Trust in support of the Prior Loan.

       (e) ISSUANCE FEE. The Trust shall have received the Issuance Fee plus its reasonable attorneys fees.

       (f) INTERCREDITOR AGREEMENT. The Lender shall have executed and delivered the Intercreditor Agreement to the Trust containing terms and conditions satisfactory to the Trust, including, but not limited to, provisions that will permit the Lender to make draws upon the Letter of Credit only after the occurrence of an Event of Default (as defined in the Loan Agreement) and then only to the extent that the liquidation by the Lender of the "Collateral" other than the "Additional Collateral" (as those terms are defined in the Loan Agreement) results in a shortfall of monies owed by the Company to the Lender under the Loan Agreement.

       (g) COUNSEL APPROVAL. All of the Operative Documents shall be in form and substance reasonably satisfactory to Burke, Warren, MacKay & Serritella, P.C., counsel for the Trust.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

       SECTION 4.01 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Trust as follows:

       (a) COMPANY EXISTENCE AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Operative Documents to which it is party and to engage in the transactions contemplated by this Agreement.

       (b) COMPANY AUTHORITY. The execution, delivery and performance by the Company of this Agreement and the Operative Documents to which it is a party do not contravene any law or any contractual restriction binding on or affecting it, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Agreement or the Loan Agreement) upon or with respect to any of its properties; the execution, delivery and performance by the Company of this Agreement and the Operative Documents to which it is a party have been duly authorized by all necessary action and do not contravene the Company's articles of organization or agreement or any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

       (c) CONSENTS. ETC. All necessary consents, authorizations or approvals of, or other action by, or notice to or filing with, any governmental or regulatory authority or any nongovernmental person or entity required to be obtained or made by the Company in connection with (i) the execution, delivery and performance by the Company of this Agreement, (ii) the execution and delivery of the Loan Agreement or the other Operative Documents, or (iii) any of the other transactions contemplated by this Agreement or the Operative Documents to be performed as of the date of delivery of the Letter of Credit, have been obtained or made.

       (d) BINDING EFFECT. This Agreement and the Operative Documents to which the Company is a party are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy and insolvency law and general principles of equity.

       (e) SUBSIDIARIES. The Company's subsidiaries which are parties to the Loan Agreement, are each duly organized and validly existing subsidiaries and in good standing under the laws of the state of their respective incorporation.

       (f) LITIGATION. Except as set forth in Schedule 4.01(f) there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company before or by any court, governmental authority or arbitrator, including, but not limited to, any action, suit or proceeding, alleging any violation of any federal or state fraud and abuse or similar statutes, which if adversely decided would result, either individually or collectively, in any material adverse change in the financial condition of the Company or in any material adverse effect on the legality or enforceability of this Agreement or any Operative Document.

       (g) FINANCIAL CONDITION. The financial statements of the Company delivered and to be delivered pursuant to Section 5.01 (d) will fairly present the financial position of the Company as at the respective dates thereof, and the results of operations of the Company for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied, or with appropriate footnotes explaining any variances from Generally Accepted Accounting Principles (subject, in the case of interim statements, to year-end audit adjustments). There is no material Contingent Liability of the Company that will not be reflected in such financial statements or in the notes thereto.

       (h) TAXES. The Company has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on its books and records for payment thereof. Except as set forth on Schedule 4.01(h), the Company knows of no actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company.

       (i) TITLE TO PROPERTIES. The Company has good and marketable title to all of its property and has a valid and indefeasible ownership interest in all of such property. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

       (j) ERISA. Except as set forth on Schedule 4.01(j), the Company and its Plans (if any) are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. The Company is not an employer with respect to any Multiemployer Plan. The Company has met the minimum funding requirements under

ERISA and the Code with respect to each of its Plans, if any, and has not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the Operative Documents to which it is a party do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, determined in accordance with Section 4001(a) (18) of ERISA, with respect to any Plan of the Company.

       (k) DISCLOSURE. No report or other information furnished in writing by or on behalf of the Company to the Trust in connection with the negotiation or administration of this Agreement or other Operative Documents contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the other Operative Documents, nor any other document, certificate, or report or statement or other information furnished to the Trust by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects the business, properties, operations or condition, financial or otherwise, of the Company, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Trust by or on behalf of the Company in connection with the transactions contemplated hereby.

       (l) ENVIRONMENTAL AND SAFETY MATTERS. The Company is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company owns or operates a facility or site, or arranges or has arranged for disposal or treatment of Hazardous Materials, accepts or has accepted for transport any Hazardous Materials, or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or to its knowledge threatened against the Company, any real property in which the Company holds or has held an interest or any past or present operation of the Company. The Company (a) is not, to the best of its knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has not received any notice of any toxic substances, radioactive materials, or hazardous waste in, or upon any of its properties in violation of any Environmental Laws, (c) knows of no basis for any such investigation, notice or violation, and (d) does not own or operate, and to its knowledge has not owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property (x) in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, or (y) to the best of the Company's knowledge, information and belief, during the ownership or control of any prior owner of any real property in which the Company holds an interest or performs any of its operations, in either case in violation of any Environmental Law, which release could reasonably be anticipated to result in liability for clean up or otherwise in excess of $100,000 or could reasonably be anticipated to result in a material adverse effect to the Company's business, properties or financial condition.

       (m) INCORPORATION OF REPRESENTATIONS AND WARRANTIES BY REFERENCE. The Company hereby makes to the Trust the same representations and warranties as set forth by it in each Operative Document to which it is a party, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated herein by reference for the benefit of the Trust with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety and were made as of the date hereof.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

       SECTION 5.01 AFFIRMATIVE COVENANTS. So long as the Trust may be obligated to provide the Letter of Credit, or a drawing is available under the Letter of Credit, or any payment or other obligation is due or owing to the Trust under this Agreement, the Convertible Note or any other Operative Document, the Company will, unless the Trust shall otherwise consent in writing:

       (a) PRESERVATION OF COMPANY EXISTENCE. ETC. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

       (b) COMPLIANCE WITH LAWS. ETC. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation, ERISA, the Code and Environmental Laws) in effect from time to time, non-compliance with which could materially and adversely affect the financial condition or operations of the Company (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Company or upon its property the non-payment of which could materially and adversely affect the financial condition or operations of the Company) except to the extent that compliance with any of the foregoing is then contested in good faith and by appropriate legal proceedings and with respect to which adequate reserves have been established on the books and records of the Company.

       (c) MAINTENANCE OF PROPERTIES: INSURANCE. Maintain, preserve and protect all property that is material to the conduct of the business of the Company and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Operative Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

       (d) REPORTING REQUIREMENTS. Furnish to the Trust the following:

              (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or
(D) any development in the business or affairs of the Company which has resulted in or which is likely in the reasonable judgment of the Company to have a material adverse effect on the business, properties, operation or condition, financial or otherwise, of the Company or on the legality, validity or enforceability of this Agreement, the Convertible Note or any of the other Operative Document, a statement of an authorized representative of the Company setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company has taken and proposes to take with respect thereto;

              (ii) As soon as available and in any event within 120 days after the end of each fiscal year of the Company a copy of the balance sheet of the Company as of the end of such fiscal year, and the related statements of income, retained earnings and cash flows of the Company for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year, compiled by certified public accountants of recognized standing, satisfactory to the Trust, together with a certificate of the President of the

Company stating (A) that no Default or Event of Default has occurred, and is continuing or, if a Default or an Event of Default has occurred is continuing, a statement setting forth the details thereof and the action which the Company proposes to take with respect thereto;


              (iii) Promptly furnish to the Trust (A) copies of any other reports or statements that the Company is required to furnish, or voluntarily furnishes, to the Lender pursuant to the Loan Agreement or any other agreement by and between the Company and the Lender and (B) such other information respecting the business, properties, or the condition or operations, financial or otherwise, of the Company as the Trust may from time to time reasonably request.

       (e) ACCOUNTING. ACCESS TO RECORDS. BOOKS. ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, but not more frequently than once in any three month period, (unless an Event of Default has occurred hereunder, in which case such frequency limitation shall not apply) (i) permit the Trust or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss the affairs, finances and accounts of the Company with its members, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with the Trust, and (ii) permit the Trust or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents. The activities described in this subsection (e) shall be at the Trust's expense unless an Event of Default shall have occurred, in which case such activities shall be at the Company's expense, or if such activities have already been undertaken by or at the request of the Senior Lender, in which case the Trust shall not undertake such activities provided it is provided with any and all information generated for or on behalf of the Senior Lender.

       (f) ADDITIONAL SECURITY AND COLLATERAL. Promptly execute and deliver additional Security Documents, within 30 days after request therefor by the Trust, sufficient to grant to the Trust liens and security interests in any after acquired property of the type described in Section 2.09. The Company shall notify the Trust, within 10 days after the occurrence thereof, of any event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Trust with respect to such property pursuant to the Security Documents.

       (g) FURTHER ASSURANCES. Execute and deliver within 30 days after request therefor by the Trust, all further instruments and documents and take all further action that may be necessary or desirable, or that the Trust may reasonably request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Trust under, this Agreement and the other Operative Documents.

       SECTION 5.02 NEGATIVE COVENANTS. So long as the Trust may be obligated to provide the Letter of Credit, or a drawing is available under the Letter of Credit, or any payment or other obligation is due or owing to the Trust under this Agreement, the Convertible Note or any of the other Operative Documents, the Company will not, without the prior written consent of the Trust:

       (a) INDEBTEDNESS. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness or enter into any lease as lessee (whether or not a Capital Lease) other than:

              (i) The Indebtedness under the Operative Documents and hereunder, and other Indebtedness to the Lender;

              (ii) The Indebtedness described in SCHEDULE 5.02(A) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

              (iii) Indebtedness incurred for the purchase, lease or other acquisition for value of machinery and equipment classified under Generally Accepted Accounting Principles as a fixed or capital asset, the principal amount which on a cumulative basis shall not exceed $100,000 in the aggregate in any fiscal year, with any amount being unused in any fiscal year being unavailable for this purpose in succeeding fiscal years;

              (iv) Unsecured current Indebtedness constituting obligations for the unpaid purchase price of goods, property or services incurred in the ordinary course of business (A) to a seller of inventory purchased for sale in the ordinary course of business of the Company, (B) to a seller of other property used in the business of the Company, or (C) to a provider of services to the Company (including that under or pursuant to the construction contract for the Project); and

              (v) Subordinated Debt which is unsecured.

       (b) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company, other than the following Liens which shall constitute "Permitted Liens":

              (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

              (ii) Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which would not have a material adverse effect on the business or operations of the Company and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company is a party for a purpose other than borrowing money or obtaining credit, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or surety, customs or appeal bonds to which the Company is a party;

              (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company, and PROVIDED. FURTHER, that any such Lien affecting the property referred to in the Mortgage shall not be permitted unless approved by the Trust;

              (iv) Liens created pursuant to this Agreement, the Loan Agreement, any Pledge Agreement referred to in the Loan Agreement or the Security Documents and Liens expressly permitted by the Security Documents;

              (v) Liens securing a lease or payment of a portion of the purchase price of any tangible fixed asset acquired by the Company secured solely by such tangible fixed asset acquired if the outstanding principal amount of the Indebtedness secured by such tangible fixed asset does not exceed the purchase price thereof, no more than one such Lien encumbers such tangible fixed asset and the aggregate Indebtedness secured by such Lien or Liens does not exceed the amounts described in Section 5.02(a)(iii) hereof; and

              (vi) Each Lien described in SCHEDULE 5.02(B) hereto which Lien may be suffered to exist upon the same terms as those existing on the date hereof, but no modification, extension or renewal thereof shall be permitted.

       (c) MERGER: ACQUISITIONS: ETC. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person; nor create any Subsidiaries.

       (d) DISPOSITION OF ASSETS. ETC. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than as may be expressly permitted under the Security Documents.

       (e) NATURE OF BUSINESS. Engage in any other businesses other than those in which it is engaged or businesses which are substantially related to the businesses in which it is engaged on the date of this Agreement.

       (f) INVESTMENTS, LOANS AND ADVANCES. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor create, incur, assume or in any manner become liable for any Contingent Liability; other than (i) Contingent Liabilities in favor of the Trust or the Lender, (ii) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, (iii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard and Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, PROVIDED. HOWEVER, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by the Company; and (iv) investments permitted under the Operative Documents.

       (g) INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company of its obligations in connection therewith.

       (h) SUBORDINATED DEBT. Make any payment in violation of the terms applicable to any Subordinated Debt.


                                   ARTICLE VI.

                                EVENTS OF DEFAULT

       SECTION 6.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an Event of Default hereunder unless waived by the Trust pursuant to Section 7.01 hereof:

       (a) NONPAYMENT. The Company shall fail to pay when due any amount payable pursuant to Section 2.03 or 2.04 hereof; or

       (b) MISREPRESENTATION. Any representation or warranty made by the Company in connection with this Agreement or any of the Operative Documents shall prove to have been incorrect in any material respect when made; or

       (c) CERTAIN COVENANTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a), 5.01(d)(i) or 5.02 hereof; or

       (d) OTHER DEFAULTS. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, and such failure shall remain unremedied for 30 calendar days after written notice thereof shall have been given to the Company by the Trust; or

       (e) CROSS DEFAULT. The Company shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under the Loan Agreement or any of its other Indebtedness having a principal balance, individually or in the aggregate, in excess of $100,000 (other than Indebtedness hereunder) beyond any period of grace provided with respect thereto, or if the Company fails to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Indebtedness or in any agreement or instrument under which any such Indebtedness was issued or created, beyond any period of grace, if any, if the effect of such default is either to cause or to permit the holder or holders thereof (or a trustee on its or their behalf) to cause the Indebtedness to become due prior to its stated maturity unless such default has been waived pursuant to the terms of such other agreement; or

       (f) OPERATIVE DOCUMENTS. A default (not caused by the failure of the Trust to perform its payment obligations under the Letter of Credit) under any of the Operative Documents shall have occurred and be continuing without being cured or waived pursuant thereto; or

       (g) JUDGMENTS. One or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company, or any other judgment or order (whether or not for the payment of money) shall be rendered against the Company which causes a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or which has a material adverse effect on the legality, validity or enforceability of this Agreement or the Security Documents, and either (i) such judgment or order shall have remained unsatisfied and the Company shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered,. or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

       (h) INSOLVENCY. ETC. The Company shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company and is being contested by the Company in good faith by appropriate proceedings, such proceeding shall remain undismissed unstayed for a period of 60 days; or the Company shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

       (i) SECURITY DOCUMENTS. Any event of default described in any Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding and enforceable against any obliger thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obliger shall deny that it has any or further liability or obligation thereunder, or any Security Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Trust the benefits purported to be created thereby.

       SECTION 6.02 REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Trust may (i) if the Letter of Credit shall not have been provided, terminate its commitment to provide the Letter of Credit, (ii) if the Letter of Credit shall have been provided, give notice to the Company declaring any and all amounts drawn on the Letter of Credit or due and owing under the Convertible Note, plus interest accrued thereon, to be immediately due and payable, (iii) in any event, exercise such other rights and remedies as are available to the Trust under this Agreement, any of the Operative Documents, any of the Security Documents, or applicable law.

                                  ARTICLE VII.

                                  MISCELLANEOUS

       SECTION 7.01 AMENDMENTS. ETC. This Agreement may be amended from time to time by the written agreement of all parties hereto. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Trust, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       SECTION 7.02 ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed by first class mail, return receipt requested, by overnight delivery with a nationally recognized carrier or personally delivered as follows:

                     If to the Company:

                              Option Care, Inc.
                              100 Corporate North
                              Suite 212
                              Bannockburn, Illinois 60015
                              Attn: Michael Siri
                              Tel: (847) 615-1690
                              Fax: (847) 615-1791

                     If to the Trust:

                              John N. Kapoor Trust
                              c/o EJ Financial Enterprises
                              225 E. Deerpath, Suite 250
                              Lake Forest, IL 60045
                              Attn: Kevin Harris
                              Tel: (847) 295-8665
                              Fax: (847) 295-8680

or such other address as either party may provide in writing to the other.

       SECTION 7.03 COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of Burke, Warren, MacKay & Serritella, P.C., counsel to the Trust, with respect thereto and with respect to advising the Trust as to its rights and responsibilities under this Agreement and all reasonable costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement of this Agreement, the Security Documents or the other Operative Documents, and all other documents and instruments which may be delivered in connection with this Agreement, the Security Documents or the other Operative Documents, or (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Letter of Credit Bank from paying any amount under the Letter of Credit, or
(iii) any extension of the Letter of Credit or amendment to this Agreement. In addition, the Company agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Security Documents, the other Operative Documents and such other documents and agrees to save the Trust harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

       SECTION 7.04 EXTENSION OF THE LETTER OF CREDIT. At the request of the Company, but in the absolute, complete and sole discretion of the Trust, and then only with the consent of the Letter of Credit Bank, the expiry date of the Letter of Credit may be extended from time to time and each time for a minimum period of one month. The Company's request for an extension of the Letter of Credit must be received by the Trust no earlier than thirty (30) days prior to the scheduled expiry date nor later than sixty (60) days prior to the scheduled expiry date of the Letter of Credit or any extension thereof. The Trust will endeavor, promptly after receipt of such request from the Company, to determine whether the Letter of Credit Bank will extend the Letter of Credit, the period of the extension, and the terms and conditions applicable to such extension, including without limitation the Letter of Credit Bank's fees and commissions applicable thereto. The extension shall be effective upon acceptance by the Trust of such terms and conditions as the Letter of Credit Bank shall propose, subject to the further acceptance thereof by the Lender, and delivery by the Letter of Credit Bank to the Trust of an extension certificate as provided by the Letter of Credit. Notwithstanding the foregoing, no such agreement for extension shall in any way limit or otherwise affect the remedies of the Trust upon an Event of Default set forth in Section 6.02 hereof or available to the Trust under any of the other Operative Documents or Security Documents.

       SECTION 7.05 INTEREST RATE LIMITATION. Notwithstanding any provisions of this Agreement or any Operative Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any Operative Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Trust shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the amounts outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Trust have been paid in full.

       SECTION 7.06 BINDING EFFECT: ASSIGNMENT. This Agreement shall become effective when it shall have been executed and delivered by the Company and the Trust and thereafter shall be binding upon and inure to the benefit of the Company and the Trust and their respective successors and assigns, except that
(i) the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Trust, which will not be unreasonably withheld, delayed or conditioned, and (ii) the Trust shall not have the right to assign its rights hereunder without the prior written consent of the Company, which will not be unreasonably withheld, delayed or conditioned provided, however, that no consent of the Company shall be required for an assignment of all or any part of, or any interest (divided or undivided) in, the Trust's rights and benefits under this Agreement by the Trust to an entity controlling, controlled by or under common control with Dr. John N. Kapoor, or to any person who is related by blood, marriage or adoption to Dr. John N. Kapoor, it being acknowledged that to the extent of any such assignment, such assignee shall have the same rights and benefits against the Company hereunder as it would have had if such assignee were the Trust providing the Letter of Credit hereunder.

       SECTION 7.07 SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

       SECTION 7.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois without giving effect to choice of law principles of such State.

       SECTION 7.09 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       SECTION 7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same Agreement.

       SECTION 7.11 WAIVER OF JURY TRIAL. THE TRUST AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER THE TRUST NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE TRUST OR THE COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives "hereunto duly authorized as of the date first above written.

                                    OPTION CARE, INC., a Delaware corporation


                                    By:________________________________________
                                    Its:_______________________________________


                                    JOHN N. KAPOOR TRUST, dtd. 9/20/89


                                    By:________________________________________
                                             John N. Kapoor, Trustee


                                       31

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